                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /x/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement        / /  Confidential, for Use of the Commission
                                        Only
/x/  Definitive Proxy Statement         (as permitted by Rule 14a-6(e)(2))
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                        PATRIOT SCIENTIFIC CORPORATION
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

- --------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

- --------------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------

     (5)  Total fee paid:

- --------------------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

- --------------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

- --------------------------------------------------------------------------------

     (3)  Filing Party:

- --------------------------------------------------------------------------------

     (4)  Date Filed:

- --------------------------------------------------------------------------------

                         PATRIOT SCIENTIFIC CORPORATION
                       12875 Brookprinter Place, Suite 300
                             Poway, California 92064
                                 (619) 679-4428

                                =================

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             to be held May 17, 1996

                                =================

         Notice is hereby given that the Annual Meeting of Shareholders of PATRIOT SCIENTIFIC CORPORATION (the "Company") will be held on May 17, 1996 at 2:00 o'clock p.m. (Pacific Time) at the Carmel Mountain Doubletree Resort (Room Berwick A), 14455 Penasquitos Dr., San Diego, California, for the following purposes:

         1. To consider and vote upon a proposal to approve the Company's 1996 Stock Option Plan adopted by the Board of Directors.

         2. To consider and vote upon a proposal to ratify management's selection of BDO Seidman as the Company's independent auditors.

         3. To elect the board of directors.

         4. To transact such other business as may properly come before the meeting.

         The Board of Directors unanimously recommends that shareholders vote FOR the approval of the foregoing proposals. Only holders of record of the Company's common stock at the close of business on April 19, 1996 (Record Date) are entitled to receive notice of and to vote at the Annual Meeting. The stock transfer books of the Company will not be closed.

         Shareholders are urged to attend the meeting in person. However, if you are unable to attend and wish that your shares be voted, you are requested to mark, sign, date and return the accompanying form of Proxy in the enclosed envelope.

                                        By Order of the Board of Directors


                                        /s/ ROBERT PUTNAM
                                        ----------------------------------
                                            Robert Putnam
                                            Secretary

April 22, 1996

                         PATRIOT SCIENTIFIC CORPORATION
                       12875 Brookprinter Place, Suite 300
                             Poway, California 92064

                                 PROXY STATEMENT

         This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of PATRIOT SCIENTIFIC CORPORATION, a Delaware corporation (the "Company"), for use in connection with an Annual Meeting of Shareholders of the Company (the "Annual Meeting"), to be held on May 17, 1996 at the Carmel Mountain Doubletree Resort (Room Berwick A), 14455 Penasquitos Dr., San Diego, California, at 2:00 o'clock p.m. (Pacific
Time), and any and all postponements and adjournments thereof.

         The Board of Directors has fixed the close of business on April 19, 1996 (the "Record Date") for determining shareholders entitled to notice of and to vote at the Annual Meeting. As of the Record Date, the Company had 29,165,392 shares of common stock, $.00001 par value per share ("Common Stock" or "Common Shares") outstanding and entitled to vote. A majority in interest of the common shareholders on the Record Date must be present, in person or by proxy, at the Annual Meeting in order to constitute a quorum. Each share of Common Stock will carry one vote on the proposals described below, as well as on any other matters which may properly come before the Annual Meeting. The affirmative vote of a majority of the votes cast by the holders of Common Shares at the Annual Meeting is necessary to approve the proposals included in this Proxy Statement. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining whether a proposal has been approved or ratified.

         All valid proxies received in time for the Annual Meeting will be voted as specified thereon. Unless otherwise indicated, the shares represented by properly executed proxies will be voted FOR the proposals described below. Shareholders who execute proxies may revoke them at any time before they are exercisable by delivering a written notice of revocation to Mr. Robert Putnam, Secretary of the Company, at the above address, or by submitting a duly executed proxy bearing a later date, or by attending the Annual Meeting and orally withdrawing the proxy. Attendance at the Annual Meeting will not in itself revoke a proxy. It is anticipated that this Proxy Statement and form of proxy will be mailed to shareholders on or about April 22, 1996. The Company's telephone number is (619) 679-4428.

                              AVAILABLE INFORMATION

         The Company is subject to the informational and reporting requirements of Section 13 of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and in accordance with those requirements files reports and other information with the Securities and Exchange Commission ("SEC"). Such reports and other information filed with the SEC are available for inspection and copying at the Public Reference Branch of the SEC, located at Room 1024, 450 Fifth Street N.W., Washington, DC 20549, at prescribed rates.

                             PRINCIPAL SHAREHOLDERS

         The following table sets forth, as of the Record Date, the stock ownership of each officer and director of the Company, of all officers and directors of the Company as a group, and of each person known by the Company to be a beneficial owner of 5% or more of its Common Stock. Except as otherwise noted, each person listed below is the sole beneficial owner of the shares and has sole investment and voting power as to such shares. No person listed below has any option, warrant or other right to acquire additional securities of the Company, except as otherwise noted.

                NAME AND ADDRESS                   AMOUNT & NATURE
 TITLE           OF BENEFICIAL                      OF BENEFICIAL       PERCENT
OF CLASS             OWNER                            OWNERSHIP         OF CLASS
- --------        ----------------                      ---------         --------
Common stock    nanoTRONICS, INC.                  10,000,000 (1)         34.3%
par value       attn: Gloria Felcyn, CPA
$.00001         14395 Saratoga Ave., Suite 110
                Saratoga, California 95070

SAME            ELWOOD G. NORRIS                    4,720,000             16.2%
                12875 Brookprinter Place #300
                Poway, California 92064

SAME            RICHARD D. MCDANIEL                 1,000,000 (2)(3)       3.4%
                12875 Brookprinter Place, #300
                Poway, California 92064

SAME            ROBERT PUTNAM                         116,666 (4)           *
                12875 Brookprinter Place, #300
                Poway, California 92064

SAME            DONALD R. BERNIER                      50,000 (5)           *
                12875 Brookprinter Place #300
                Poway, California 92064

SAME            PETER vR. COOPER                         None              --
                12875 Brookprinter Place #300
                Poway, California 92064

                ALL DIRECTORS & OFFICERS            5,886,666 (6)         19.7%
                AS A GROUP (5 PERSONS)

         * Less than 1%.

         (1) These shares have been issued but 5,000,000 are subject to an escrow arrangement as described under the caption "Certain Transactions" below. The shares were originally issued to nanoTronics, Inc. in connection with the ShBoom technology acquisition. The Company has no information on the beneficial control of these shares.
         (2) Consists of 500,000 common shares and 500,000 shares issuable upon the exercise of a warrant. The shares and warrant are held by Sea Ltd., a corporation over which Mr. McDaniel may direct certain voting and investment powers.
         (3) Mr. McDaniel is pursuing a claim against the Falk estate pursuant to a written agreement with Mr. Falk pursuant to which he believes he is entitled to 5% of Patriot common shares (representing 250,000 shares hold outside of escrow and 250,000 shares held in escrow for a total of 500,000 common shares) held by nanoTronics, Inc. (see Note1). Representatives of nanoTronics have advised the Company that they believe Mr. McDaniel's claim relates only to an interest in nanoTronics and therefore he has no direct interest in nanoTronics' Patriot common shares until and if the claim is resolved. The additional 500,000 shares claimed by Mr. McDaniel are not included in Mr. McDaniel's holdings described herein since he cannot presently exert investment or voting control over the shares and there can be no assurance he will prevail in his claim or in the event he should prevail that the claim will not be settled in other amounts or for consideration other than Patriot common shares.
         (4) Includes 100,000 shares issuable upon the exercise of outstanding stock options.
         (5) Consists entirely of shares issuable upon the exercise of outstanding stock options.
         (6) Includes 5,236,666 shares issued and outstanding and 650,000 shares issuable upon exercise of stock options and warrants.

                           DESCRIPTION OF SECURITIES

         The authorized capital stock of the Company consists of 40,000,000 shares of Common Stock, $.00001 par value per share. There are no preferred shares authorized.

         On the Record Date, a total of 29,165,392 Common Shares were issued and outstanding. The holders of Common Stock are entitled to one vote for each share held. The affirmative vote of a majority of votes cast at a meeting which commences with a lawful quorum is sufficient for approval of most matters upon which shareholders may or must vote, including the questions presented for approval or ratification at the Annual Meeting. However, removal of a director from office or repeal of the certificate of incorporation in its entirety require the affirmative vote of a majority of the total voting power for approval, and certain other matters (such as shareholder amendment of the bylaws, and amendment, repeal or adoption of any provision inconsistent with provisions in the certificate of incorporation regarding indemnification of directors, officers and others, exclusion of director liability, and the Company's election not to be governed by statutory provisions concerning business combinations with interested shareholders) require the affirmative vote of two-thirds of the total voting power for approval. Common Shares do not carry cumulative voting rights, and holders of more than 50% of the Common Stock have the power to elect all directors and, as a practical matter, to control the Company. Holders of Common Stock are not entitled to preemptive rights, and the Common Stock is not subject to redemption.

         A special meeting of shareholders may be called by or at the request of the Chairman of the Board, the President or a majority of directors, and at the request of persons owning in the aggregate not less than 10% of the issued and outstanding Common Shares entitled to vote in elections for directors. Holders of Common Stock are entitled to receive, pro rata, dividends when and as declared by the Board of Directors out of funds legally available therefor. Upon liquidation, dissolution or winding-up of the Company, holders of Common Stock are entitled to share ratably in the Company's assets legally available for distribution to its shareholders.

         TRANSFER AGENT AND REGISTRAR. Interwest Transfer Company, Inc., 1981 East 4800 South, Suite 100, Salt Lake City, Utah 84117, acts as transfer agent and registrar for the Common Stock of the Company. Their telephone number is
(801) 272-9294.

         DIVIDEND POLICY. The declaration and payment of dividends on Common Shares is at the absolute discretion of the Company's Board of Directors and will depend, among other things, on the Company's earnings, financial condition and capital requirements. The Company has not paid any cash dividends to date, and no cash dividends will be declared or paid on the common stock of the Company in the foreseeable future.

                            MATTERS TO BE ACTED UPON

PROPOSAL NUMBER 1: PROPOSAL TO APPROVE THE 1996 STOCK OPTION PLAN.

GENERAL DESCRIPTION OF EXISTING STOCK OPTION AND STOCK COMPENSATION PLANS - The Board of Directors previously adopted and the shareholders approved the 1992 Incentive Stock Option Plan for key employees, as amended (the "1992 ISO Plan") and the 1992 Non-Statutory Stock Option Plan for employees, directors and consultants, as amended (the "1992 NSO Plan"). Both plans expire on May 20, 2002. The Company has reserved a maximum of 750,000 common shares to be issued upon the exercise of options granted under each plan (a maximum of a total of 1,500,000 common shares). At February 29, 1996 the Company had 600,000 options outstanding pursuant to the 1992 ISO Plan exercisable at prices ranging from $0.50 to $0.875 per share expiring beginning 1997 through 2001 and had 725,000 options outstanding pursuant to the 1992 NSO Plan exercisable at prices ranging from $0.30 to $0.875 per share expiring beginning 1997 through 2002.

Effective October 1, 1995, the Company established the 1995 Employee Stock Compensation Plan authorizing the grant of up to 250,000 common shares to provide a further means to support and increase the Company's ability to attract, retain and compensate persons in the development and success of the Company. Executive officers and directors are not eligible to receive shares under this plan. Through February 29, 1996 the Company had awarded 175,000 common shares pursuant to this plan.

GENERAL DESCRIPTION OF THE 1996 STOCK OPTION PLAN - The Board of Directors adopted on March 25, 1996, subject to the approval of the Company's stockholders, the 1996 Stock Option Plan (the "1996 Stock Plan") covering an aggregate of 1,500,000 shares of the Company's common stock. Approval requires the affirmative vote of a majority of the shares of common stock represented in person or by proxy and eligible to vote at the Annual Meeting.

         The Board of Directors has deemed it in the best interests of the Company to adopt the 1996 Stock Plan to provide the means for the Company to further its efforts to induce persons of outstanding ability and potential to join and remain with the Company and to promote its future growth and success.

         The following is a summary of the material provisions of the 1996 Stock Plan, which is intended to qualify for the granting of either (i) "incentive stock options" as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") ("ISO Options") or (ii) non-qualified stock options ("NQO Options"). Unless the context clearly indicates to the contrary, the term "option" used herein shall mean either an incentive stock option or a non-statutory stock option and the term "optionee" shall mean any person holding an option granted under the 1996 Stock Plan. The following summary is qualified in its entirety by express reference to the text of the 1996 Stock Plan, a copy of which will be furnished to any shareholder upon request.

         No stock options have been granted pursuant to the 1996 Stock Plan.

ADMINISTRATION - The 1996 Stock Plan provides for its administration by a committee ("Committee"). The members of the Committee shall be appointed from time to time by the Board of Directors of the Company ("Board") and shall consist of not less than two (2) directors. The Committee has discretionary authority to determine the individuals to whom and the times at which stock options will be granted, whether a stock option is an ISO Option or a NQO Option, the number of shares subject to such options and the option period. The Committee may interpret the 1996 Stock Plan and may adopt such rules and regulations for carrying out the purposes of the Plan. The Board may (subject to certain limitations) make changes in or additions to the Plan as it may deem proper and in the best interests of the Company and its shareholders and may also suspend or terminate the 1996 Plan.

ELIGIBILITY - ISO Options shall be granted only to elected or appointed officers or other key employees of the Company (as determined by the Committee), whether full-time or part-time, including, without limitation, members of the Board who are also officers or key employees at the time of grant. NQO Options may be granted to employees (including officers) and directors of and consultants to the Company. In no event, however, may a member of the Committee be granted an Option under the Plan.

CEILING OF INCENTIVE STOCK OPTION GRANTS - The aggregate fair market value (determined at the time the option is granted) of the shares of common stock for which ISO Options may be exercisable for the first time by any employee during any calendar year (under all incentive stock options plans of the Company) may not exceed $100,000. Should it be determined that any incentive stock option granted pursuant to the 1996 Stock Plan exceeds such maximum, such incentive stock option shall be considered a non-qualified stock option and not qualify for treatment as an incentive stock option under Section 422 of the Code to the extent, but only to the extent, of such excess.

OPTION PRICE - The option price of the common shares subject to an ISO Option may not be less than the fair market value of the shares on the date the option is granted. In the case of an optionee who owns more than 10% of the outstanding shares of the Company of all classes or any parent or subsidiary thereof, the option price of the shares may not be less than 110% of the fair market value of the Company's shares on the date of grant. The option price of common shares subject to an NQO Option may not be less than 85% of the fair market value of the Company's shares on the date of grant. If the common shares are not then quoted on any exchange or quotation medium at the time the option is granted, then the Board of Directors or compensation committee will use its discretion in selecting a good faith value believed to represent fair market value.

OPTION TERM - No option shall be exercisable after the expiration of ten years from the date it was granted. Incentive stock options granted to any employee owning more than 10% of the combined voting power of all classes of stock of the Company will expire five years from the date such option is granted. However, the Committee may designate shorter terms for individual options.

TERMINATION OF OPTION - Options granted under the 1996 Stock Plan are contingent upon continued employment by the Company or an affiliate of the Company or continued relationship as a director or consultant; however, if the employment or other relationship is terminated then the optionee has the right to exercise his or her option at any time within a six (6) month period after such termination, but only to the extent that the optionee was otherwise entitled to exercise the option immediately prior to such termination. If the optionee dies, the option may be exercised at any time within fifteen (15) months following death by the estate or by person or persons to whom rights under the option pass by law but only to the extent that such option was exercisable by the optionee on the date of death.

GENERAL MATTERS - If options granted under the 1996 Stock Plan which expire for any reason without having been exercised in full, the unpurchased shares underlying such options will be added to the other shares available for the grant of options under the 1996 Stock Plan. Options granted under the 1996 Stock Plan are non-transferable except by will or the laws of descent and distribution, so that during an optionee's life only he or she may exercise the options.

         Neither the grant of an option nor the existence of an option agreement with the Company shall impose upon the Company (or any subsidiary or parent thereof) an obligation to retain the services of the optionee for any stated period of time. Further, the grant, holding and exercise of each option shall be subject to such requirements as may, in the opinion of the Committee, be necessary or advisable for the purpose of complying with applicable laws, rules and regulations (including securities laws and regulations) and the rules of any stock exchange upon which the shares of the Company may then be traded.

FEDERAL INCOME TAX CONSEQUENCES - Federal income tax laws have frequently been revised and may be changed again in the future. For federal income tax purposes, an optionee will not realize any taxable income, and the Company will not be entitled to a deduction, at the time an ISO Option is granted. Further, there is no taxable income to the optionee and no deduction to the Company at the time the ISO is exercised to purchase shares.

         With respect to shares purchased upon exercise of an ISO Option,

         (i) If the shares are not disposed of within 2 years after the date an ISO Option is granted or within 1 year after the shares are purchased upon exercise of the ISO, the optionee will realize a capital gain (or loss) equal to the difference between the ISO exercise price and the amount realized upon sale of the shares, and the Company will not be entitled to any deduction.

         (ii) If however, such shares are disposed of within 2 years after the date the ISO Option is granted or within 1 year after the shares are purchased upon exercise of the ISO, then the optionee will recognize ordinary income in the year of disposition (and the Company will be entitled to a corresponding deduction as a compensation expense) equal to the amount by which the fair market value of the shares at the time of purchase exceeded the ISO exercise price, or if less (and the sale is to an unaffiliated purchaser), the amount realized on the disposition over the ISO exercise price.

         Upon exercise of an ISO Option, certain optionees may become subject to the federal "alternative minimum tax." The amount, if any, by which the fair market value of shares purchased upon exercise of an ISO exceeds the ISO exercise price will constitute an item of tax preference subject to the alternative minimum tax in the year of exercise. The item of tax preference is eliminated if the shares are disposed of in a "disqualifying disposition" - that is, within 1 year of purchasing the shares or 2 years from the date the ISO was granted. The Code also provides that, for purposes of determining alternative minimum taxable income, the gain recognized upon a sale or exchange of ISO shares will be limited to the excess of the amount received in the sale or exchange over the fair market value of the shares at the time the ISO was exercised.

         If ISO shares are not disposed of in a disqualifying disposition, the optionee's tax basis will be the ISO exercise price paid for the shares. If disposed of in a disqualifying disposition, the tax basis will be the fair market value of the shares on the date purchased. Alternative minimum tax incurred by reason of exercise of an ISO does not result (for regular income tax purposes) in an increase in the tax basis of the shares acquired upon exercise. However, the Code provides that alternative minimum tax attributable to the exercise of an ISO may be applied as a credit against regular income tax liability in a subsequent year, subject to certain limitations.

         With respect to shares purchased upon exercise of an NQO Option, an optionee does not recognize taxable income as a result of the grant unless the option has a readily ascertainable fair market value. Upon the grant of a NQO Option at fair market value or higher, the Company believes that no income will be recognized by the optionee and the Company will not be entitled to a deduction. This is because such options are not transferable and the fair market value of the option is not easily ascertainable. The optionee, however, may recognize ordinary income (subject to tax withholding) upon exercise of the option in an amount equal to the difference between the fair market value of the common shares acquired on the date of exercise and the exercise price.

         The optionee's tax basis in shares purchased will generally be equal to the fair market value of the shares purchased (the exercise price of the option plus the amount included in gross income of the optionee as a result of exercising the option). Upon disposition of those shares, the optionee will realize a capital gain (or loss) equal to the difference between the tax basis and the amount realized upon disposition. The sale of such shares will not result in any further tax consequences to the Company. Exercise of a compensatory option or sale of shares thus acquired will not subject the optionee to the federal alternative minimum tax.

         So long as the option price is at least equal to the fair market value of the underlying shares on the date of grant, the Company will not be entitled to a deduction for compensation expenses or otherwise either upon the grant of a NQO Option or at the time of NQO Option exercise. However, since the 1996 Stock Option Plan allows the granting of NQO Options with up to a 15% discount from fair market value, should the Committee grant options exercisable at less than fair market value, then the Company may be entitled to a compensation deduction for the difference and the optionee may be subject to ordinary income in a like amount.

         Any changes in the law concerning the tax treatment of options are beyond the control of the Company and the shareholders and are not subject to shareholder approval. The foregoing summary of federal income tax aspects is based upon existing law and interpretations, regulations and rulings, which are subject to change.

THE FOREGOING SUMMARY OF CERTAIN MATERIAL FEATURES OF THE PLAN DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE COMPLETE TEXT OF THE 1996 STOCK PLAN, WHICH WILL BE AVAILABLE FOR INSPECTION AT THE ANNUAL MEETING AND A COPY WILL BE FURNISHED TO ANY SHAREHOLDER UPON REQUEST.

RECOMMENDATION AND VOTE - THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ADOPTION OF THE 1996 STOCK PLAN. Approval of the 1996 Stock Plan requires the affirmative vote of a majority of the votes cast at the Annual Meeting.

PROPOSAL NUMBER 2: APPOINTMENT OF BDO SEIDMAN AS INDEPENDENT AUDITORS AND ACCOUNTANTS.

         The firm of BDO Seidman, certified public accountants, served as the Company's independent auditors and accountants for the fiscal years ended May 31, 1995 and 1994 and also reported on the fiscal year ended May 31, 1993. BDO Seidman has been appointed by the Board of Directors as the Company's independent auditors and accountants for the fiscal year ending May 31, 1996. BDO Seidman is an international accounting firm. A representative of BDO Seidman is not expected to be present at the Annual Meeting.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF THIS PROPOSAL. The affirmative vote of a majority of the votes cast will be required to approve this proposal.

PROPOSAL NUMBER 3: ELECTION OF DIRECTORS.

         The Company's bylaws provide for a board of three to seven directors as the Board determines, and the Board of Directors has fixed the number of members of the board at five. All directors are elected for one-year terms at the annual meeting of shareholders. Directors are elected by plurality vote, meaning that (should more than one nominee vie for the same seat on the Board) the nominee who receives the most votes will be elected for the term nominated, even if he receives less than a majority of the votes cast.

         Elwood G. Norris, Robert Putnam and Donald R. Bernier were elected to the Board at the 1995 annual meeting of shareholders, and Norris and Putnam have been directors of the Company since 1989. Richard D. McDaniel was appointed to the Board in December 1995, and Peter vR. Cooper was appointed to the Board in January 1996, to fill director vacancies. Messrs. Norris, Putnam, Bernier, McDaniel and Cooper have all been nominated by the Board of Directors to stand for election to the Board. If elected, they will each serve another one-year term or until their respective successors have been elected and qualified.

         UNLESS OTHERWISE SPECIFIED, ALL PROXIES RECEIVED WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES. IF ANY NOMINEE SHOULD NOT STAND FOR ELECTION FOR ANY REASON, YOUR PROXY WILL BE VOTED FOR ANY PERSON OR PERSONS DESIGNATED BY THE BOARD OF DIRECTORS TO REPLACE SUCH NOMINEE. The Board has no reason to expect that any of the nominees will not stand for election or decline to serve if elected. There is no arrangement between any of the directors, the nominees or executive officers and any other person or persons, pursuant to which he was or is to be selected as a director, nominee or executive officer. There is no blood relationship between or among the nominees, directors or executive officers of the Company. The following table and biographical summaries set forth information, including the principal occupation and business experience, concerning the nominees for the Board of Directors (and the executive officers) of the Company:

      NAME                      AGE  POSITION AND OFFICES            DIRECTOR SINCE
      Elwood G. Norris (1)       57  President, CEO and Director        August 1989
      Robert Putnam (1)(2)       37  Secretary, Treasurer, Director     August 1989
      Donald R. Bernier (1)(2)   53  Director                          January 1995
      Richard D. McDaniel        70  Director                         December 1995
      Peter vR. Cooper           39  Director                          January 1996

      (1) Member of the Compensation Committee for the 1992 Stock Option Plans.
      (2) Member of the Option Committee for the 1996 Stock Option Plan.

         Elwood G. Norris. Mr. Norris has been a director of Patriot since 1989 and served as Chairman and CEO until June 1994. In June 1995 he was again appointed President and CEO. Since March 1988 he has been a director of Norris Communications Corp. ("NCC"), a public company engaged in electronic product development, distribution and sales. Until October 1995, when he became Chief Technology Officer, he was also President of NCC. Since August 1980 he has also been a director of American Technology Corporation ("ATC"), a publicly held consumer electronics products company, and served as its President and CEO until February 1994. Mr. Norris is an inventor with over twenty U.S. patents primarily in the fields of electrical and acoustical engineering. He invented the base GPR technology and the classified technology owned by the Company. Mr. Norris devotes only part-time services to the Company.

         Robert Putnam. Mr. Putnam has been since 1989 Secretary and Treasurer of the Company. Since 1988 he has served as Secretary of NCC. Since 1984 he has been a director of ATC, where he served as Secretary/Treasurer from 1984 until February 1994 when he was appointed President and CEO. He received a B A. degree in Mass Communication/Advertising from Brigham Young University in 1983. Mr. Putnam devotes only part-time services to the Company.

         Donald R. Bernier. Mr. Bernier founded in 1971 Compunetics Incorporated, a Troy, Michigan-based electronics firm of which he is owner and President. Compunetics engages in contract research and development, specializing in microelectronics primarily for the automotive industry.

         Richard D. McDaniel. Mr. McDaniel retired as Chairman and CEO of The First National Bank of North East, Maryland in 1987. He is presently engaged in private investment banking and personal investments. Since 1960 he has been Chairman of McDaniel Enterprises, Inc., a Wilmington, Delaware based family holding company and since 1993 has been Chairman and owner of XRA, Ltd. and GP America, Inc., importers and distributors of medical X-ray film. In July 1995 he became Chairman of Smart Business Systems, a copier and facsimile equipment distributor. He graduated with a degree in Business from the University of Delaware in 1950.

         Peter vR. Cooper. Mr. Cooper has been an officer, director and owner of Virtual Research Corporation, a Westlake Village, California-based software firm since its founding in 1986. He is currently its President. Virtual Research Corporation provides hardware, software and consulting services to the insurance industry. Mr. Cooper previously held senior management systems positions at Delphi Systems Inc. and Promethean Systems Inc. both which supplied hardware, software and services to vertical market industries. Mr. Cooper received his B.A. Degree in Economics from the University of California at Los Angeles in 1979.

         No director, executive officer or nominee for the Board has been involved in any legal proceedings during the past five years which are material to an evaluation of his or her ability or integrity. There are no material proceedings adverse to the Company to which any director, executive officer, nominee for the Board or any affiliate of the Company, or any associate of such persons, or any shareholders, is a party or has any material interest adverse to the Company.

         Other than the recently appointed Compensation Committee for the Company's 1992 Stock Option Plans and the Committee for the 1996 Stock Plan, The Company does not have any standing audit, nominating or other compensation committees of the Board of Directors and had no committees during the fiscal year ended May 31, 1995. During the fiscal year ended May 31, 1995, three formal meetings of the Board of Directors were held which were attended by all directors. However, the Board of Directors took action on eight occasions by means of written consent in lieu of a meeting after informal discussions, as permitted by law, each member of the Board participated in those discussions, and the written consents to action were unanimous. The Company currently does not provide the directors with any compensation for their services as directors.

         No director of the Company has resigned or declined to stand for re-election to the Board of Directors because of disagreement with the Company on any matters relating to the Company's operations, policies or practices, since the date of the last meeting of shareholders.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

         The table below presents information concerning the compensation of the Company's Chief Executive Officers for the fiscal years ended May 31, 1995 and 1994. Compensation for the other four most highly compensated executive officers for those fiscal years is not required to be presented, because no other executive officer's salary and bonus exceeded $100,000 in amount. The chief executive officers and other four most highly compensated executive officers are sometimes collectively referred to as the "Named Officers."

                           SUMMARY COMPENSATION TABLE

                                                     Long-Term Compensation
                                                   --------------------------
                          Annual Compensation           Awards        Payouts
                       -------------------------   -----------------  -------
     (a)               (b)         (c)      (d)     (e)      (f)        (g)      (h)        (i)
Name and                                                  Restricted  No. of     ($)
Principal                          ($)      ($)     ($)     Stock     Options    LTIP   All Other($)
Position               Year      Salary    Bonus   Other  Awards($)   & SARs   Payouts  Compensation
- ---------              ----      ------    -----   -----  ---------   ------   -------  ------------
Elwood G. Norris       1995     $ 43,599    Nil    None      None      None      None       None
 President and CEO(1)  1994     $ 42,000  $10,000  None      None      None      None   $1,875,000(2)

Helmut Falk, Chairman  1995     $104,069    Nil    None      None      None      None       None
 President and CEO(3)

         (1) Mr. Norris served as CEO from 1989 to June 1994, upon the appointment of Mr. Falk as Chairman, President and CEO. He was reappointed President and CEO on June 5, 1995 due to Mr. Falk's illness.

         (2) In 1989 the Company issued 5,000,000 common shares to Mr. Norris in connection with the acquisition of certain GPR radar technology. At the time of the acquisition the shares were recorded at nominal value and placed in escrow subject to performance based conditions. One condition of release was an independent valuation report to satisfy the valuation provisions which Mr. Norris provided to the Company for the release of all of the 5,000,000 common shares. However, the acquisition of the technology from nanoTronics resulted in a termination of the escrow and pursuant to the terms thereof the shares were released to Mr. Norris. In accordance with generally accepted accounting principles the Company recorded noncash compensation expense computed as the difference in the fair value of the shares at release less the fair value at the date they were placed in escrow for a total of $1,875,000.

         (3) Mr. Falk served as Chairman from June 1994 until his death on July 6, 1995. He also served as President and CEO from June 1994 to June 5, 1995.

         No Named Officer received any form of non-cash compensation from the Company in the fiscal year ended May 31, 1995 or currently receives any such compensation. The Company maintains employee benefits that are generally available to all Company employees, including medical, dental and life insurance benefits and a 401(k) retirement savings plan. There were no Company matching contributions under the 401(k) plan to the Named Officer during the fiscal year ended May 31, 1995.

OPTION GRANTS

         No stock options were granted during fiscal 1995 pursuant to the Company's 1992 Incentive Stock Option Plan (the "ISO Plan"), the 1992 Non-Statutory Stock Option Plan ("NSO Plan") or any other plan, or otherwise, to the Named Officers reflected in the Summary Compensation Table shown above. No options were exercised by Named Officers during the fiscal year ended May 31, 1995. The Named Officers had no outstanding unexercised options at May 31, 1995. Effective October 1, 1995, the Company established the 1995 Employee Stock Compensation Plan authorizing the grant of up to 250,000 common shares to provide a further means to support and increase the Company's ability to attract, retain and compensate persons in the development and success of the Company. Executive officers and directors are not eligible to receive shares under this plan. Through February 29, 1996 the Company had awarded 175,000 common shares pursuant to this plan.

         The Company has no stock appreciation rights (SAR) plan in place and has not awarded SAR's to any person. The Company has no long-term incentive plans, as that term is defined in the rules and regulations of the Securities and Exchange Commission; however, see "Certain Transactions" below in connection with a $50,000 cash bonus payable to Mr. Elwood G. Norris upon successful demonstration of a prototype ground and penetrating radar device meeting certain specified performance criteria. During the fiscal year ended May 31, 1995, the Company did not amend or reprice the exercise price of any stock options granted to any executive officer.

COMPENSATION OF DIRECTORS

         The Company does not directly or indirectly compensate and has not compensated any person for serving as a director of the Company. The Company will, however, reimburse out-of-pocket expenses of directors incurred in attending directors' or committee meetings.

EMPLOYMENT CONTRACTS

         Mr. Norris may be entitled to future compensation pursuant to agreements described in "Certain Transactions". The Company has an employment agreement dated November 20, 1995 with Mr. Norris, the Company's President and CEO, for a three year term providing for a base salary of $60,000 with annual increases of 5% on each June 1. The agreement provides for a base salary reduction to $42,000 (adjusted for annual 5% increases) should a successor President and CEO be appointed by the Board of Directors and he remain an employee. The Company may terminate Mr. Norris' employment with or without cause, but termination without cause (other than disability or death) results in a lump sum severance payment of 24 months salary. Likewise upon a change in control, as defined in the agreement, Mr. Norris may elect to terminate employment and obtain a lump sum severance payment of 24 months salary.

                              CERTAIN TRANSACTIONS

         There were no transactions, or series of transactions, for fiscal 1995, nor are there any currently proposed transactions, or series of transactions, to which the Company is a party, in which the amount exceeds $60,000, and in which to the knowledge of the Company any director, executive officer, nominee, five percent or greater shareholder, or any member of the immediate family of any of the foregoing persons, have or will have any direct or indirect material interest other than as described below.

         Pursuant to an Assets Purchase Agreement and Plan of Reorganization ("Purchase Agreement") dated June 22, 1994 between the Company, nanoTronics Corporation (nanoTronics) and Helmut Falk (Falk), the Company issued a total of 10,000,000 restricted common shares to nanoTronics, 5,000,000 of which are a contingent payment subject to the terms of an earnout escrow. These shares were issued in consideration of technology acquired.

         NanoTronics was formed in 1991 and acquired certain base technology for a RISC-based (Reduced Instruction Set Computing) 32-bit microprocessor integrated on a single chip with merged register/stack architecture. NanoTronics expended in excess of $1.9 million (unaudited) being engaged in development and produced from the basic architecture an enhanced chip (ShBoom). In connection with the acquisition, the Company also acquired certain fixed assets including a Sun Sparc 2 Work Station and various terminals, peripheral devices and software. A majority of the expenditures by nanoTronics consisted of chip and related software development costs. The result of these efforts was a successful initial fabrication of the chip in early 1994 demonstrating technical feasibility of the chip architecture. NanoTronics also expended funds on the preparation and prosecution of patent applications.

         The shares were issued to nanoTronics of which Falk was the sole shareholder. Although 5,000,000 of the shares issued are subject to the terms of an earnout escrow, as more fully described below, the shares are issued for the purpose of dividends and voting. Prior to the transaction, Mr. Falk was an unaffiliated person with respect to the Company. At the time of issuance the 10,000,000 common shares represented approximately 36% of the total issued and outstanding shares of the Company.

         Although the transaction did not result in a majority change in the board of directors of the Company or a majority change in stock ownership of Company, the issuance of new stock resulted in a large percentage ownership controlled by one entity with the ability to have significant influence over the Company's future affairs.

         Pursuant to the terms of the Purchase Agreement, 5,000,000 of the common shares were issued to nanoTronics pursuant to an earnout escrow arrangement as a contingent purchase price. The terms of the escrow arrangement, as defined in the Purchase Agreement, provides for the release from escrow of 500,000 common shares for each $500,000 of Patriot revenues commencing June 1, 1994 and ending May 31, 1999. The Purchase Agreement also provides for release on other major corporate events including a sale of substantially all the assets of the Company, certain mergers, combinations or consolidations, certain tender offers and upon a liquidation or dissolution. Any shares not earned by May 31, 1999 would be canceled. The shares may be sold, assigned or transferred within the escrow arrangement but would still be subject to the escrow terms.

         Pursuant to the Purchase Agreement, Mr. Falk was to be entitled, for his efforts in negotiating an agreement within 24 months of the date of the Purchase Agreement (effectively terminating June 22, 1996), to a payment of 50% of any up-front license fees and 50% of the first five years of royalties under the first agreement and 25% of any up-front license fees and 25% of the first five years of royalties pursuant to the second agreement, respectively, of any net license and royalty proceeds from the license of the ShBoom to two specific prospective licensees, in any order. There is no assurance either prospective licensee will license the ShBoom within 24 months. Due to Mr. Falk's death, it is unclear whether his legal representatives can perform under the agreement or if they performed, whether the Company would be obligated to make payments. Based on the stage of negotiations known to management, it appears unlikely that a license agreement will result with either party prior to June 22, 1996 and accordingly it is unlikely that any prospective payments will be due.

         The Company has granted certain registration and information rights with respect to the shares issued to nanoTronics, such rights being assignable to Falk and the Fish Family Trust (such trust having certain rights to become a shareholder in nanoTronics). The Company is obligated to use its best efforts to effect a registration upon written request up to two times subject to certain limitations. The Company is also obligated to include the shares, subject to certain limitations, in any underwriting and in any other registration filed by the Company.

         Under the terms of an Agreement to Exchange Technology for Stock dated August 8, 1989 between Mr. Norris and the Company, Mr. Norris is entitled to a royalty equal to two and one-half percent (2.5%) of the gross revenues received by the Company directly or indirectly from exploitation of its GPR technology (up to a maximum royalty of $400,000), against which royalty an advance payment of $17,000 already has been made. Mr. Norris also is entitled to a cash bonus of $50,000 within 45 days after the Company successfully demonstrates a working prototype of a GPR unit meeting specified performance criteria and a request for such bonus is made to the Board of Directors and approved.

         Mr. Norris provided the Company with an independent valuation report to satisfy the valuation provisions of the Share Escrow Agreement dated August 10, 1989 for the release of all of the 5,000,000 common shares of the Company therein. However, pursuant to the terms of the Agreement to Exchange Technology for Stock dated August 8, 1989, the acquisition of the technology from nanoTronics as described above resulted in a termination of the Share Escrow Agreement and pursuant to the terms thereof the shares were released to Mr. Norris on July 8, 1994.

                COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

         Section 16(a) of the Exchange Act requires the Company's directors, executive officers and persons who beneficially own 10% or more of a class of securities registered under Section 12 of the Exchange Act to file reports of beneficial ownership and changes in beneficial ownership with the Securities and Exchange Commission. Directors, executive officers and greater than 10% shareholders are required by the rules and regulations of the SEC to furnish the Company with copies of all reports filed by them in compliance with Section 16(a).

         Based solely on its review of copies of the reports it received from persons required to make such filings and its own records, the Company believes that from the period June 1, 1994 through July 15, 1995, all persons subject to the Section 16(a) reporting requirements timely filed the required reports, except as follows:

      - Mr. Robert Putnam's Form 4 for February 1995 respecting an option grant was not filed, and his Form 5 for July 1995 was filed after the due date for such form.

      - Dr. John H. Lux's Form 4 for February 1995 respecting an option grant was not filed, and his Form 5 for July 1995 was filed after the due date for such form.

      - Mr. Donald R. Bernier's Form 4 for February 1995 respecting an option grant was not filed, and his Form 5 for July 1995 was filed after the due date for such form.

      -  Mr. Robert N. Schuhmann's (who was a director from February to May
         1995) Form 3 for February 1995 respecting an option grant was not filed, his Form 4 for June 1995 was not filed and his Form 5 for July 1995 was filed after the due date for such form.

                         FINANCIAL AND OTHER INFORMATION

         The Company's Annual Report on Form 10-KSB for the year ended May 31, 1995, including the annual statements, as filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, constitutes the annual report to shareholders and is being mailed with this Proxy Statement. Also accompanying this Proxy Statement is the Company's quarterly report on Form 10-QSB for the fiscal quarter ended February 29, 1996.

         Upon request and payment of a reasonable fee to cover the Company's expenses, the Company will furnish any person who was a shareholder of the Company as of the Record Date, a copy of any Exhibit to the Form 10-KSB for the fiscal year ended May 31, 1995. Any such written request may be addressed to the Mr. Robert Putnam, Secretary, Patriot Scientific Corporation, 12875 Brookprinter Place, Suite 300, Poway, California 92064. The written request must contain a good faith representation that, as of the Record Date, the person making the request was the beneficial owner of Common Stock of the Company.

         The Common Shares of the Company are quoted on the OTC Electronic Bulletin Board under symbol "PTSC" and traded in the over-the-counter market.

                              SHAREHOLDER PROPOSALS

         Any shareholder intending to present a proposal before the next Annual Meeting of Shareholders, to be held probably in October of 1996, should submit the proposal in writing to the Secretary of the Company at 12875 Brookprinter Place, Suite 300, Poway, California 92064. The written proposal must be received by the Secretary on or before June 30, 1996 in order to be considered for inclusion in the proxy statement for that meeting.

                                  OTHER MATTERS

         The Board of Directors knows of no other matters to be brought before the Annual Meeting. However, if any matters other than those referred to herein should properly come before the Annual Meeting, it is the intention of the proxy holders to vote such proxy in accordance with his or her best judgment.

        SOLICITATION OF PROXIES, SHAREHOLDER PROPOSALS AND OTHER MATTERS

         The Company will bear the costs of the solicitation of proxies from its shareholders. In addition, to the use of the mails, proxies may be solicited by the directors, officers and employees of the Company by personal interview, telephone or telegram. Such directors, officers and employees will not be additionally compensated, but may be reimbursed for out-of-pocket expense in connection with such efforts. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and the Company will reimburse such persons for reasonable expenses incurred in forwarding such proxy material.

         The directors and executive officers of the Company, together with their respective affiliates, beneficially own approximately 20% of the Company's outstanding common stock, and they have indicated that they intend to vote their shares in favor of all proposals set forth in this Proxy Statement.

                                         By Order of the Board of Directors


                                         /s/ ROBERT PUTNAM
                                         ----------------------------------
                                             Robert Putnam
April 22, 1996                               Secretary

PROXY                                                                      PROXY

                         PATRIOT SCIENTIFIC CORPORATION

                 THIS PROXY RELATES TO AN ANNUAL MEETING OF THE
                      SHAREHOLDERS TO BE HELD MAY 17, 1996

         The undersigned hereby appoints ELWOOD G. NORRIS and ROBERT PUTNAM or either of them, with full power of substitution, as attorneys and proxies to vote all shares of Common Stock which the undersigned is entitled to vote, with all powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of PATRIOT SCIENTIFIC CORPORATION ("Company") to be held at 2:00 o'clock p.m. (Pacific Time) at the Carmel Mountain Doubletree Resort (Room Berwick A), 14455 Penasquitos Dr., San Diego California, on May 17, 1996, and any postponements and adjournments thereof, as follows:

1. PROPOSAL TO ADOPT 1996 STOCK OPTION PLAN.

         ___ FOR                 ___ AGAINST                     ___ ABSTAIN

2. PROPOSAL TO RATIFY BDO SEIDMAN AS INDEPENDENT AUDITORS.

         ___ FOR                 ___ AGAINST                     ___ ABSTAIN

3. ELECTION OF DIRECTORS.

___ FOR all nominees listed below         ___ WITHHOLD AUTHORITY
(except as marked to the contrary below)  (to vote for the nominee listed below)

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE WRITE THAT NOMINEE'S NAME ON THE LINE)

________________________________________________________________________________
              Elwood G. Norris, Robert Putnam, Donald R. Bernier,
                     Peter vR. Cooper, Richard D. McDaniel

         THIS PROXY HAS NOT BEEN SOLICITED BY OR FOR THE BENEFIT OF THE BOARD OF DIRECTORS OF THE COMPANY. I UNDERSTAND THAT I MAY REVOKE THIS PROXY ONLY BY WRITTEN INSTRUCTIONS TO THAT EFFECT, SIGNED AND DATED BY ME, WHICH MUST BE ACTUALLY RECEIVED BY THE COMPANY PRIOR TO COMMENCEMENT OF THE ANNUAL MEETING.

DATED:_________________, 1996   Signature(s) X _________________________________

                                Print Name     _________________________________

(Please date and sign exactly as name or names appear on your stock certificate(s). When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full the corporate name by President or other authorized officer. If a partnership, please sign in the partnership name by authorized person. IF THE STOCK IS HELD JOINTLY, BOTH OWNERS MUST SIGN.)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS SPECIFIED THIS PROXY WILL BE VOTED FOR THE PROPOSALS NOTED ABOVE AND, AS TO ANY OTHER BUSINESS CONSIDERED AT THE ANNUAL MEETING, IN ACCORDANCE WITH THE BEST JUDGEMENT OF THE PROXIES.

                         Mail or Deliver this Proxy to:
                         PATRIOT SCIENTIFIC CORPORATION
                      12875 Brookprinter Place, Suite #300
                            Poway, California 92064
                                 (619) 679-4428